Exhibit 10.1

PRIVATE AND CONFIDENTIAL
April __, 2020

The undersigned (the “Employee”) is participating in Axalta Coating Systems Ltd. (the “Company”) and its various subsidiaries’ global cost reduction program (the “Program”) instituted in connection with economic downturn associated with the global coronavirus pandemic. As part of that Program, the Employee’s base salary is being temporarily reduced by 20% during the period commencing April 27, 2020 through August 30, 2020 (the “Temporary Salary Reduction”). This letter agreement serves to clarify the effect of the Temporary Salary Reduction on various arrangements between the Employee and the Company.

The Employee and the Company are party to [___________] (the “Executive Agreement”). Given the temporary nature of the Temporary Salary Reduction and the fact that a similar salary reduction is being implemented across the entire Axalta Leadership Team and other employees of the Company, the Employee consents to the Temporary Salary Reduction and agrees that the Temporary Salary Reduction shall not constitute “Good Reason” as defined in the Executive Agreement or as such term is used in any other agreement between the Employee and the Company, including the Retention Agreement, dated September 23, 2019, and [___________].

In addition, when determining the “Base Amount,” as defined in the Executive Agreement, Employee and the Company agree that any temporary salary reduction, including the Temporary Salary Reduction, shall not be considered in the determination of the “Base Amount” and instead the Employee’s base salary in effect immediately prior to any temporary salary reduction shall be utilized in any calculations of “Base Amount.”

This letter shall be governed and construed in accordance with the Executive Agreement.

As confirmation of the above, please sign this letter in the space provided below and return an executed copy to the Company. This letter may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

AXALTA COATING SYSTEMS LTD.

By:
Name:
Title:

ACCEPTED AND AGREED:

[___________]

By: